Exhibit 16



May 12, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 7, 2003 of TM Century, Inc., related to the resignation of King Griffin & Adamson P.C. to allow its successor entity KBA Group LLP to be engaged as TM Century, Inc.'s independent accountants and are in agreement with the statements contained in Item 4 (a) paragraphs (1),
(2), (4) and (5) therein.

                                                       Very truly yours,



                                                       KING GRIFFIN & ADAMSON PC